EXHIBIT 99.1

Shockwave Medical Reports Third Quarter 2023 Financial Results

SANTA CLARA, Calif., Nov. 06, 2023 (GLOBE NEWSWIRE) -- Shockwave Medical, Inc. (Nasdaq: SWAV), a pioneer in the development and commercialization of transformational technologies for the treatment of cardiovascular disease, today reported financial results for the three months ended September 30, 2023.

Recent Highlights

  Recognized revenue of $186.0 million for the third quarter of 2023, representing an increase of 42% from the same period in 2022
  Announced, priced and closed an offering for convertible debt, with net proceeds of $634.4 million
  Introduced the Shockwave C2+ Coronary Intravascular Lithotripsy (IVL) catheter at the 35th Transcatheter Cardiovascular Therapeutics (TCT) annual scientific symposium of the Cardiovascular Research Foundation
  Granted a Category I Current Procedural Terminology (CPT®) add-on code for procedures involving coronary Intravascular Lithotripsy (IVL) by the U.S. Centers for Medicare & Medicaid Services (CMS) as part of the Calendar Year 2024 Physician Fee Schedule (PFS) final rule, which will provide physicians with a 20-30% increase in remuneration (RVUs and/or fees) for the additional work associated with performing coronary IVL

“We had a strong quarter with solid performance from our businesses and significant progress operationally across the globe,” said Doug Godshall, President and Chief Executive Officer of Shockwave Medical. “We were excited to share more about some of the exciting happenings at Shockwave during our recent Investor Innovation Day, and we look forward to bringing a continuous pipeline of novel products to our customers to improve outcomes for patients suffering from cardiovascular disease.”

Third Quarter 2023 Financial Results

Revenue for the third quarter ended September 30, 2023, was $186.0 million, a 42% increase from $131.3 million in the same period of 2022. The growth was primarily driven by an increase in the purchase volume of our products in both the United States and internationally.

Gross profit for the third quarter of 2023 was $161.5 million compared to $113.5 million for the third quarter of 2022. Gross margin percentage was 87% for the three months ended September 30, 2023, compared to 86% for the three months ended September 30, 2022.

Total operating expenses for the third quarter of 2023 were $117.9 million, a 54% increase from $76.7 million in the third quarter of 2022. The increase was primarily driven by sales force expansion and higher headcount to support the growth of the business.

Net income for the third quarter of 2023 was $35.0 million, which was consistent with net income in the same period of 2022. Basic and diluted net income per share for the third quarter of 2023 was $0.95 and $0.92 respectively.

Adjusted EBITDA improved by approximately 31% to $65.0 million, in the third quarter of 2023, compared to adjusted EBITDA of $49.8 million in the third quarter of 2022. Adjusted EBITDA is a non-GAAP measure.

Cash, cash equivalents and short-term investments totaled $917.3 million as of September 30, 2023, which is inclusive of net proceeds of $634.4 million from our convertible debt offering in August of 2023.

2023 Financial Guidance

Shockwave Medical projects revenue for the full year 2023 to range from $725 million to $730 million, which represents 48% to 49% growth over the Company’s prior year revenue.

Conference Call

Shockwave Medical will host a conference call at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time on Monday, November 6, 2023, to discuss its third quarter 2023 financial results. The call may be accessed by dialing 877-704-4453 for domestic callers or 201-389-0920 for international callers, using conference ID: 13737257. A live and archived webcast of the event will be available at https://ir.shockwavemedical.com/.

About Shockwave Medical, Inc.

Shockwave Medical is a leader in the development and commercialization of innovative products that are transforming the treatment of cardiovascular disease. Its first-of-its-kind Intravascular Lithotripsy (IVL) technology has transformed the treatment of atherosclerotic cardiovascular disease by safely using sonic pressure waves to disrupt challenging calcified plaque, resulting in significantly improved patient outcomes. Shockwave Medical has also recently acquired the Neovasc Reducer, which is under clinical investigation in the United States and is CE Marked in the European Union and the United Kingdom. By redistributing blood flow within the heart, the Reducer is designed to provide relief to the millions of patients worldwide suffering from refractory angina. Learn more at www.shockwavemedical.com and www.neovasc.com.

Forward-Looking Statements

This press release contains statements relating to our expectations, projections, beliefs, and prospects, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” and similar expressions, and the negative of these terms. Forward-looking statements in this press release include, but are not limited to, statements regarding our anticipated future operating results and financial position, including for the full year ending December 31, 2023, our business strategy and plans, our objectives for future operations and financial performance and other matters. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: the impact of global business, political, and macroeconomic conditions, including inflation, rising interest rates, uncertainty with respect to the federal budget, instability in the global banking system, volatile market conditions, supply chain disruptions, cybersecurity events and global events, including regional conflicts around the world, on our operations, financial results, liquidity, capital resources, expenses, supply chain, manufacturing, research and development activities, clinical trials, and employees; our ability to successfully execute our business and growth strategies; our ability to develop, manufacture, obtain and maintain regulatory approvals for, and market and sell, our products; our expected future growth, including the size and growth potential of the markets for our products; our ability to obtain coverage and reimbursement for procedures performed using our products; our ability to scale our organizational culture; the impact of the development, regulatory approval, efficacy and commercialization of competing products; the loss of key scientific or management personnel; our ability to develop and maintain our corporate infrastructure, including our internal controls; our financial performance and capital requirements; the success of any acquisitions that we make; and our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others. These factors, as well as others, are discussed in our filings with the Securities and Exchange Commission (SEC), including in the sections titled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in our other reports filed with the SEC. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date hereof to conform these statements to actual results or revised expectations.

Use of Non-GAAP Financial Measures

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP), including references to adjusted EBITDA, a non-GAAP financial measure that excludes from net income the effects of income tax provision, other income (expense), interest expense, (loss) income from equity method investment, depreciation and amortization, and stock-based compensation. We believe the presentation of adjusted EBITDA is useful as it provides visibility to our underlying continuing operating performance by excluding the impact of certain items that are non-cash in nature or not related to our core business operations.

Our definition of adjusted EBITDA may differ from similarly titled measures used by others. Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review, when they become available, our consolidated financial statements and publicly filed reports in their entirety. A reconciliation of adjusted EBITDA to net income has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Media Contact:
Scott Shadiow
+1.317.432.9210
sshadiow@shockwavemedical.com

Investor Contact:
Debbie Kaster
dkaster@shockwavemedical.com

SHOCKWAVE MEDICAL, INC.
Balance Sheet Data
(in thousands)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$498,108	$156,586
Short-term investments	419,225	147,907
Accounts receivable, net	98,819	71,366
Inventory	97,180	75,112
Prepaid expenses and other current assets	15,210	8,292
Total current assets	1,128,542	459,263
Operating lease right-of-use assets	30,360	32,365
Property and equipment, net	62,017	48,152
Equity method investment	1,810	3,512
Intangible assets, net	93,775	—
Goodwill	39,789	—
Deferred tax assets	109,432	97,568
Other assets	8,234	5,229
TOTAL ASSETS	$1,473,959	$646,089
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,870	$6,721
Accrued liabilities	69,764	55,375
Lease liability, current portion	1,569	1,278
Total current liabilities	78,203	63,374
Lease liability, noncurrent portion	32,358	34,928
Convertible debt, noncurrent portion	730,926	—
Debt, noncurrent portion	—	24,198
Related party contract liability, noncurrent portion	12,273	12,273
Deferred tax liabilities	9,647	—
Other liabilities	9,307	—
TOTAL LIABILITIES	872,714	134,773
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	37	36
Additional paid-in capital	535,197	548,960
Accumulated other comprehensive loss	(149)	(867)
Retained earnings (accumulated deficit)	66,160	(36,813)
TOTAL STOCKHOLDERS’ EQUITY	601,245	511,316
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,473,959	$646,089

SHOCKWAVE MEDICAL, INC.
Statement of Operations Data
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue:
Product revenue	$186,020	$131,330	$527,251	$345,707
Cost of revenue:
Cost of product revenue	24,513	17,874	70,072	47,494
Gross profit	161,507	113,456	457,179	298,213
Operating expenses:
Research and development	39,526	20,177	103,326	57,956
Sales and marketing	56,907	42,082	167,656	118,558
General and administrative	21,451	14,434	70,386	39,988
Total operating expenses	117,884	76,693	341,368	216,502
Income from operations	43,623	36,763	115,811	81,711
(Loss) income from equity method investment	(733)	97	(1,702)	(1,414)
Interest expense	(2,509)	(316)	(3,955)	(917)
Other income (expense), net	4,699	(1,423)	8,667	(3,206)
Net income before taxes	45,080	35,121	118,821	76,174
Income tax provision	10,094	118	15,848	1,089
Net income	$34,986	$35,003	$102,973	$75,085
Net income per share, basic	$0.95	$0.97	$2.81	$2.10
Net income per share, diluted	$0.92	$0.92	$2.70	$1.99
Shares used in computing net income per share, basic	36,797,072	36,003,931	36,630,575	35,807,264
Shares used in computing net income per share, diluted	38,196,780	37,948,049	38,184,299	37,813,107

SHOCKWAVE MEDICAL, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
GAAP Net Income	$34,986	$35,003	$102,973	$75,085
Non-GAAP Adjustments
Income tax provision	10,094	118	15,848	1,089
Other (income) expense	(4,699)	1,423	(8,667)	3,206
Interest expense	2,509	316	3,955	917
Loss (income) from equity method investment	733	(97)	1,702	1,414
Depreciation and amortization	3,009	1,258	7,283	3,318
Stock-based compensation expense	18,410	11,732	51,423	32,247
Adjusted EBITDA	$65,042	$49,753	$174,517	$117,276